      As filed with the Securities and Exchange Commission on July 28, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                                THE STANLEY WORKS
             (Exact name of registrant as specified in its charter)


          CONNECTICUT                                        06-0548860
 (State or other jurisdiction                              I.R.S. Employer
       of incorporation)                                 Identification No.)

           1000 STANLEY DRIVE
        NEW BRITAIN, CONNECTICUT                                06053
(Address of Principal Executive Offices)                      (Zip Code)


                                THE STANLEY WORKS
                 SUPPLEMENTAL RETIREMENT AND ACCOUNT VALUE PLAN
                             FOR SALARIED EMPLOYEES
                 THE STANLEY WORKS 1997 LONG TERM INCENTIVE PLAN
                         AGREEMENT, DATED JUNE 28, 1998
               BETWEEN THE STANLEY WORKS AND STEF G.H. KRANENDIJK
            STOCK OPTION GRANTS TO LARRY PORCELLATO AND JOHN MARSLAND
                            ON MARCH 24, 1999 AND TO
                     HANS-GERD FUECHTENKORT ON MAY 19, 1999
                           (Full titles of the Plans)

                         JENNIFER O. ESTABROOK, ESQUIRE
                                THE STANLEY WORKS
                               1000 STANLEY DRIVE
                         NEW BRITAIN, CONNECTICUT 06053
                     (Name and address of agent for service)

                                  860-225-5111
          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE       AMOUNT TO BE   PROPOSED MAXIMUM            PROPOSED MAXIMUM       AMOUNT OF
REGISTERED*                     REGISTERED*    OFFERING PRICE PER SHARE**  AGGREGATE PRICE**      FILING FEE
-------------------------       ------------   --------------------------  -----------------      ----------
Common Stock, $2.50 par
value per share                  4,981,000              $25.7188             $128,105,342.80      $33,819.81
------------------------------------------------------------------------------------------------------------

* This Registration Statement also pertains to Stock Purchase Rights of the Registrant which are attached to the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

** Estimated for purposes of calculation of the registration fee pursuant to Rule 457(c) and based upon an average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on July 26, 2000.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by The Stanley Works (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (1) the Company's Annual Report on Form 10-K/A for the year ended January 1, 2000;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000, and the Company's Current Reports on Form 8-K dated January 27, 2000, February 11, 2000, April 19, 2000, May 26, 2000, June 23, 2000,
     July 11, 2000, July 13, 2000 and July 19, 2000.

          (3) the description of the Company's Common Stock, $2.50 par value per share, contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description;

          (4) the description of the Company's Stock Purchase Rights which is contained in a Report on Form 8-K filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the statutes of the State of Connecticut, a director, officer or employee of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him or her in connection with the defense of a civil or criminal proceeding to which he or she has been made, or threatened to be made, a party by reason of the fact that he or she was a director, officer or employee. In certain circumstances, indemnification is provided against judgments, fines and amounts paid in settlement. In general, indemnification is not available where the director, officer or employee has been adjudged to have breached his or her duty to the corporation or where he or she did not act in good faith. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Section 33-771 of the Connecticut General Statutes. In addition, the Company maintains an insurance policy providing coverage for certain liabilities of directors and officers. In addition, Article V of the Company's By-Laws provides as follows:

                               "V. INDEMNIFICATION

     To the extent properly permitted by law the Board of Directors shall provide for the indemnification and reimbursement of, and advances of expenses to, any person made a party to any action, suit or proceeding by reason of the fact that he or she, or a person whose legal representative or successor he or she is,

     (a) is or was a Director, officer, employee or agent of the Corporation, or

     (b) served at the Corporation's request as a director, officer, employee or agent of another corporation, for expenses, including attorney's fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable as the Board of Directors deems reasonable, actually incurred by him or her in connection with the defense or reasonable settlement of any such action, suit or proceeding or any appeal therein.

     This provision of indemnification shall be in addition to any other right or remedy which such person may have. The Corporation shall have the right to intervene in and defend all such actions, suits or proceedings brought against any such person."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1  Restated Certificate of Incorporation (incorporated by reference to Exhibit
     (3)(i) to the Annual Report on Form 10-K for year ended January 2, 1999).

4.2 By-laws (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-42346 filed July 27, 2000).

4.3 Indenture, dated as of April 1, 1986 between the Company and State Street Bank and Trust Company, as successor trustee, defining the rights of holders of 7- 3/8% Notes Due December 15, 2002 and 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-4344 filed March 27, 1986).

4.4 First Supplemental Indenture, dated as of June 15, 1992 between the Company and State Street Bank and Trust Company, as successor trustee (incorporated by reference to Exhibit (4)(c) to Registration Statement No. 33-46212 filed July 21, 1992).

     (a) Certificate of Designated Officers establishing Terms of 7-3/8% Notes Due December 15, 2002 (incorporated by reference to Exhibit (4)(ii) to Current Report on Form 8-K dated December 7, 1992).

     (b) Certificate of Designated Officers establishing Terms of 5.75% Notes Due March 1, 2004 (incorporated by reference to Exhibit (4)(ii)(b) to the Annual Report on Form 10-K for the year ended January 2, 1999).

4.5 Rights Agreement, dated January 31, 1996 (incorporated by reference to Exhibit (4)(i) to Current Report on Form 8-K dated January 31, 1996).

4.6 (a) Amended and Restated Facility A (364 Day) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent

         (incorporated by reference to Exhibit 4 (iv) to the Annual Report on Form 10-K for the year ended December 6, 1996).

     (b) Credit Agreement, dated as of October 21, 1998, among the Company, the Lenders named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4 (iv)(c) to the Quarterly Report on Form 10-Q for the quarter ended October 3, 1998).

     (c) Credit Agreement, dated as of October 21, 1998, as amended and restated as of October 20, 1999, among the Company, each lender that is a signatory thereto and Citibank, N.A. as Agent for the Lenders (incorporated by reference to Exhibit 4 (i) to the Quarterly Report on Form 10-Q for the quarter ended October 2, 1999).

4.7 Amended and Restated Facility B (Five Year) Credit Agreement, dated as of October 23, 1996, with the banks named therein and Citibank, N.A. as agent (incorporated by reference to Exhibit 4 (v) to the Annual Report on Form 10-K for the year ended December 28, 1996).

5.1  Opinion of Jennifer O. Estabrook (filed herewith).

23.1 Consent of Ernst & Young LLP (filed herewith).

23.2 Consent of Jennifer O. Estabrook (included in Exhibit 5.1).

24.1 Powers of attorney (filed herewith).

99.1 Supplemental Retirement and Account Value For Salaried Employees of The Stanley Works (filed herewith).

99.2 1997 Long Term Incentive Plan (filed herewith).

99.3 Agreement, dated June 28, 1998 between The Stanley Works and Stef G.H. Kranendijk (incorporated by reference to Exhibit 4 (xvii) to the Annual Report on Form 10-K for the year ended January 2, 1999).

ITEM 9. UNDERTAKINGS

     a. Rule 415 Offering. The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. Subsequent Exchange Act Documents. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New Britain, State of Connecticut on July 28, 2000.

                                THE STANLEY WORKS

                                By: /s/ John M. Trani
                                   -------------------------------
                                   Name:   John M. Trani
                                   Title:  Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME                           TITLE                         DATE
----                           -----                         ----
/s/ John M. Trani              Chairman,                     July 28, 2000
------------------------       Chief Executive
John M. Trani                  Officer and Director


/s/ James M. Loree             Vice President, Finance       July 28, 2000
------------------------       and Chief Financial
James M.Loree                  Officer (Chief Financial
                               Officer)


/s/ Theresa F. Yerkes          Vice President and            July 28, 2000
------------------------       Controller (Chief
Theresa F. Yerkes              Accounting Officer)


------------------------       Director                      July 28, 2000
John G. Breen

*                              Director                      July 28, 2000
------------------------
Stillman B. Brown

NAME                           TITLE                         DATE
----                           -----                         ----

*                              Director                      July 28, 2000
------------------------
Mannie L. Jackson

*                              Director                      July 28, 2000
------------------------
James G. Kaiser

*                              Director                      July 28, 2000
------------------------
Eileen S. Kraus

                               Director                      July 28, 2000
------------------------
John D. Opie

                               Director                      July 28, 2000
------------------------
Hugo E. Uyterhoeven

*                              Director                      July 28, 2000
------------------------
Walter W. Williams

*                              Director                      July 28, 2000
------------------------
Kathryn D. Wriston

* By: /s/ Jennifer O. Estabrook                              July 28, 2000
      ----------------------------------
      Jennifer O. Estabrook (As Attorney-in-Fact)


                                  EXHIBIT INDEX

Exhibit
No.                                                                      Page

5.1        Opinion of Jennifer O. Estabrook.                              11

23.1       Consent of Ernst & Young LLP.                                  12

23.2       Consent of Jennifer O. Estabrook (Included in Exhibit 5.1).

24.1       Powers of attorney.                                            13

99.1       Supplemental Retirement and Account Value For Salaried
           Employees of The Stanley Works.                                19

99.2       1997 Long Term Incentive Plan.                                 25